EXHIBIT 99.1

Release    News Release    News Release    News Release    News Release    News

[LOGO OF AMERICAN EXPRESS COMPANY]          American Express Financial Advisors
                                            108 AXP Financial Center
                                            Minneapolis, MN 55474


Contact:  David Kanihan                     Richard Eats
          American Express                  Threadneedle
          011-44-78-7655-4368: June 16-17   011-44-20-7464-5924
          612-678-4925: thereafter          richard.eats@threadneedle.co.uk
          david.e.kanihan@aexp.com

           AMERICAN EXPRESS TO ACQUIRE THREADNEEDLE ASSET MANAGEMENT
                     FROM ZURICH FINANCIAL SERVICES GROUP

         LONDON - JUNE 16, 2003 - American Express Company (NYSE: AXP) and Zurich Financial Services Group (SWX: ZURN) today announced an agreement for American Express Financial Corporation to acquire London-based Threadneedle Asset Management Holdings LTD from Zurich Financial Services Group. The transaction, which is subject to regulatory approvals, is expected to close in the last quarter of the year. The transaction has been valued at approximately 340 million pounds sterling ($570 million) and will be paid in cash on completion.

         Threadneedle is one of the premier asset management organizations in the U.K., with more than 44 billion pounds sterling ($75 billion) in assets under management. Founded in 1994, Threadneedle manages assets for insurance companies, private investors, corporations, investment funds, pension plans and Zurich affiliate group companies. It is the second largest retail investment funds manager and the ninth largest segregated pension fund manager in the U.K. by assets under management. Threadneedle also operates in Germany and other European markets.

         Threadneedle will continue to manage certain assets for Zurich Financial Services U.K., which comprise a substantial portion of Threadneedle's assets under management, for an initial term of up to eight years, subject to standard performance criteria. It will also maintain its close working relationship with Zurich's U.K. distribution network, which will continue to have access to Threadneedle investment products and services.


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AMERICAN EXPRESS-THREADNEEDLE PAGE 2 OF 3

          "The decision to acquire Threadneedle is part of our overall strategy to expand our financial services business globally," said Jim Cracchiolo, Group President, Global Financial Services and Chairman and Chief Executive Officer, American Express Financial Advisors. "Threadneedle complements the American Express Financial Advisors business, which provides financial planning and advice to more than 2 million U.S. clients, and American Express Bank, which operates in 42 countries and provides mainly private and retail banking services. We see tremendous potential for long-term growth in the European asset management market, and by adding Threadneedle to our global asset management businesses American Express will be well-positioned to capitalize on this opportunity."

         The Threadneedle organization will retain its name and will continue to be led by Simon Davies, Threadneedle CEO, and the existing management team. Davies will report to Cracchiolo.

         "My colleagues and I are delighted with this agreement," said Davies. "Threadneedle's customers will continue to benefit from our successful investment process, and we will maintain our close working relationship with Zurich. At the same time we will also have the benefits of becoming part of American Express, one of the best known brands in global financial services."

         Threadneedle's investment process will remain unchanged. Threadneedle has garnered numerous awards, including Morningstar's Best European Fund Family Overall in 2002, Standard & Poor's Best Overall Investment Manager - Europe 2003, and Overall Group of the Year in Lipper's U.K. awards for 2002 and 2003.

         "Threadneedle brings to American Express a truly outstanding track record of investment performance, complementing American Express' own recent improvement in investment performance in the U.S.," said Cracchiolo. "Going forward, we plan to leverage Threadneedle's core strengths in asset management for the benefit of all our clients - both American Express' and Threadneedle's."

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AMERICAN EXPRESS-THREADNEEDLE PAGE 3 OF 3

         The transaction is expected to have no material impact on American Express Company's earnings per share in 2003. It is expected to be slightly accretive to EPS in 2004 with additional benefits expected in future years.

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

         THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING THE ACQUISITION OF THREADNEEDLE ASSET MANAGEMENT HOLDINGS LTD, WHICH STATEMENTS ARE INDICATED BY THE WORDS "WILL," "PLAN," "EXPECT," AND SIMILAR EXPRESSIONS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THREADNEEDLE'S ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THREADNEEDLE'S REVENUES, INCLUDING ITS COMPETITIVE PERFORMANCE, THE EXPANSION OF ITS ADVISORY SERVICES THROUGH BOTH AMERICAN EXPRESS AND THIRD PARTY DISTRIBUTION CHANNELS AND THE FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE MARKET VALUE OF MANAGED ASSETS AND MANAGEMENT AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS.

     American Express Financial Advisors Inc. Member NASD and SIPC. American Express Company is separate from American Express Financial Advisors Inc. and is not a broker-dealer.

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